UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2023

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39907	85-2097088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 E 84th Ave., Suite A-10
Thornton, Colorado		80229
(Address of principal executive offices)		(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 12, 2023, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonder Holdings Inc. (the “Company”) adopted the Sonder Holdings Inc. 2023 Key Executive Change in Control and Severance Plan (the “2023 Plan”), which provides a standardized approach for the receipt of change in control and severance payments and benefits by certain eligible employees (each, an “Officer”) to be designated by the Administrator (as such term is defined in the 2023 Plan). Each Officer’s severance benefits under the 2023 Plan will depend on the Officer’s tier of participation (“Tier”) and period of service in a specific role with the Company. Generally, the Plan is intended to apply to new Officers who are, or were, hired as employees on or after May 1, 2023.

The Sonder Holdings Inc. Key Executive Change in Control and Severance Plan, effective October 7, 2021 (the “2021 Plan”) will continue to apply to eligible employees who were hired prior to May 1, 2023. The Company’s current named executive officers will continue to participate in the 2021 Plan, and will not participate in the 2023 Plan. However, future named executive officers of the Company may participate in the 2023 Plan.

Pursuant to the 2023 Plan, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the 2023 Plan) (such period, the “Change in Control Period”), the Company terminates the employment of an Officer other than for “cause,” death or disability, or the executive resigns for “good reason” (as such terms are defined in the 2023 Plan), and within 60 days following such termination, the Officer executes a waiver and release of claims in the Company’s favor in a form specified by the Company that becomes effective and irrevocable, the Officer will be entitled to receive from the Company: (i) a lump sum severance payment equal to the payment of the Officer’s annual base salary for the applicable number of months set forth below; (ii) a lump sum payment equal to the applicable percentage set forth below of the Officer’s target annual bonus amount for the fiscal year of termination or, if no target annual cash bonus has been set for such year, then the target annual cash bonus amount, if any, the Officer was entitled to receive for the immediately prior fiscal year (provided that such lump sum payment will not be made if the Company does not maintain a bonus plan in the applicable year of termination); (iii) if the Officer or any of the Officer’s eligible dependent family members have qualifying health coverage, a lump sum payment equal to the applicable number of months set forth below of the applicable monthly premiums to maintain group health insurance continuation benefits pursuant to COBRA; and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of the Officer’s then-outstanding equity awards (and in the case of awards with performance vesting, all performance goals and other vesting criteria will be deemed achieved at target levels of achievement), and any vested or accelerated stock options may be exercised, at the discretion of the Administrator, until the earlier of (A) up to two years after the date of acceleration or (B) the expiration date of the option.

•Salary Severance Summary
◦Tier 1:
▪If the qualifying termination occurs when Officer has served as the Chief Executive Officer of the Company for fewer than 12 months: 10 months’ salary severance.
▪If the qualifying termination occurs when Officer has served as the Chief Executive Officer of the Company for 12 months to 4 years: 16 months’ salary severance.
▪If the qualifying termination occurs when Officer has served as the Chief Executive Officer of the Company for longer than 4 years: 20 months’ salary severance.
◦Tier 2:
▪If the qualifying termination occurs when Officer has served as a “Chief” level officer, General Counsel, or Senior Vice President for fewer than 12 months: 6 months’ salary severance.
▪If the qualifying termination occurs when Officer has served as a “Chief” level officer, General Counsel, or Senior Vice President for 12 months to 4 years: 10 months’ salary severance.
▪If the qualifying termination occurs when Officer has served as a “Chief” level officer, General Counsel, or Senior Vice President for longer than 4 years: 12 months’ salary severance.
◦Tier 3:
▪If the qualifying termination occurs when Officer has served as a Vice President for fewer than 12 months: 3 months’ salary severance.
▪If the qualifying termination occurs when Officer has served as a Vice President for 12 months to 4 years: 8 months’ salary severance.
▪If the qualifying termination occurs when Officer has served as a Vice President for longer than 4 years: 10 months’ salary severance.
•COBRA Benefit:
◦Tier 1: 24 months’ COBRA benefit.
◦Tier 2: 12 months’ COBRA benefit.
◦Tier 3: 6 months’ COBRA benefit.

•Bonus Severance:
◦Tier 1: 200% of target annual bonus.
◦Tier 2: 100% of target annual bonus.
◦Tier 3: 50% of target annual bonus.

Pursuant to the 2023 Plan, if, outside of the Change in Control Period, the Company terminates the employment of an Officer other than for cause, death or disability, or the Officer resigns for good reason, and within 60 days following such termination, the Officer executes a waiver and release of claims in the Company’s favor in a form specified by the Company that becomes effective and irrevocable, the Officer will be entitled to receive the same severance benefits as the Officer would have received in connection with a qualifying termination during the Change in Control Period, except (i) the Officer will not be entitled to receive any vesting acceleration with respect to the Officer’s then outstanding equity awards, and (ii) with respect to Tier 3 Officers, the Officer will not be entitled to receive an amount equal to a percentage of the Officer’s target annual bonus.

The Administrator will reduce the severance benefits of any Officer under the 2023 Plan by any other statutory severance obligations or contractual severance benefits (including pursuant to any offer letter or employment agreement in effect between the Company and the Officer), obligations for pay in lieu of notice, and any other similar benefits payable to an Officer by the Company or the parent or subsidiary of the Company employing the Officer that are due in connection with the Officer’s qualifying termination and that are in the same form as the severance benefits provided under the 2023 Plan.

Pursuant to the 2023 Plan, in the event any payment to an executive would be subject to the excise tax imposed by Section 4999 of the U.S. Tax Code (as a result of a payment being classified as a parachute payment under Section 280G of the U.S. Tax Code), except as otherwise expressly provided in an agreement between such executive and the Company, the Officer will receive such payment as would entitle the Officer to receive the greatest after-tax benefit, even if it means that the Company pays the Officer a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the U.S. Tax Code.

The foregoing description of the 2023 Plan is qualified in its entirety by reference to the 2023 Plan, which is attached hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Sonder Holdings Inc. 2023 Key Executive Change in Control and Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: September 12, 2023	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer